Registration No.
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                          CLEARVIEW CINEMA GROUP, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      22-3338356
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)


                7 WAVERLY PLACE                                     07940
            MADISON, NEW JERSEY                                   (Zip Code)
   (Address of principal executive offices)


                          CLEARVIEW CINEMA GROUP, INC.
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                  A. DALE MAYO
          CHAIRMAN OF THE BOARD, PRESIDENT, AND CHIEF EXECUTIVE OFFICER
                                 7 WAVERLY PLACE
                                MADISON, NJ 07940
                     (Name and address of agent for service)

                                 (201) 377-4646
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
TITLE OF                          PROPOSED         PROPOSED         AMOUNT OF
SECURITIES         AMOUNT TO BE   MAXIMUM          MAXIMUM          REGISTRATION
TO BE REGISTERED   REGISTERED     OFFERING PRICE   AGGREGATE        FEE
                                  PER SHARE(1)     OFFERING PRICE
================================================================================
Common Stock,      200,000        $13.75           $2,750,000      $812
par value          shares
$.01 per
share
================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for Clearview Cinema Group, Inc.'s Common Stock reported on the American Stock Exchange on February 20, 1998.
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


                                     PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Clearview Cinema Group, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the prospectus (the "Prospectus) filed with the Commission as part of the Registration Statement on Form SB-2 (File No. 333-27819), filed on May 29, 1997, as amended by Amendment No. 1, filed on July 19, 1997, Amendment No. 2, filed on August 4, 1997, Amendment No. 3, filed on August 11, 1997, and Amendment No. 4, filed on August 12, 1997, (ii) the Registrant's Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1997 and September 30, 1997, (iii) the Registrant's Current Reports on Form 8-K dated December 12, 1997 and December 31, 1997 and
(iv) the description of the Registrant's Common Stock contained in the Prospectus, including all amendments and reports updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Clearview Cinema Group, Inc. 1997 Stock Incentive Plan (the "Plan") meeting the requirements of Section 10(a) of the Securities Act.


ITEM 4. DESCRIPTION OF SECURITIES.

     The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is hereby made to Section 145 of the Delaware General Corporation Law ("DGCL"), which provides that a corporation will have the power to indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, with respect to the payment of certain amounts under certain circumstances.

     Article IX (the "Article") of the Amended and Restated Certificate of Incorporation of Clearview Cinema Group, Inc. provides that the Registrant will indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans.

     The Article provides that the rights to indemnification and advancement of expenses conferred by the Article are presumed to have been relied upon by directors and officers of the Registrant in serving or continuing to serve the Registrant and are enforceable as contract rights. Said rights are not exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Article further provides that the Registrant may enter into contracts to provide its directors and officers with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the DGCL. In addition, the Registrant may create trust funds, grant security interests, obtain letters of credit, or use other means to ensure payment of such amounts as may be necessary to perform the obligations provided for in the Article or in any such contract.

     The Article states that any repeal or modification of the Article by the stockholders of the Registrant will not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     The Article further provides that the personal liability of a director of the Registrant is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL, as the same may be amended and supplemented. The Article states that, without limiting the generality of the foregoing, no director will be personally liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve misconduct or a knowing violation of the law, (iii) pursuant to Section 174 of the DGCL (relating to unlawful distributions and redemptions of shares), or (iv) for any transaction from which the director derived an improper personal benefit.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Inapplicable.


ITEM 8. EXHIBITS.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

    EXHIBIT NO.                     DESCRIPTION

      4.1 Amended and Restated Certificate of Incorporation of Clearview Cinema Group, Inc. (incorporated by reference to
                    Exhibit 3.01(b) to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2, filed with the Commission on May 29, 1997 (File No. 333-27819)).

      4.2           Amended and Restated By-laws of Clearview Cinema Group, Inc.
                    (incorporated by reference to Exhibit 3.02(b) to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2, filed with the Commission on May 29, 1997 (File No. 333-27819)).

      5.1 Opinion of Herbert L. Klein, General Counsel & Secretary of the Registrant, as to the legality of the shares being registered.

      23.1          Consent of Wiss & Company, LLP.

      23.2 Consent of Herbert L. Klein, General Counsel & Secretary of the Registrant (included in the Opinion filed as Exhibit 5.1).

      24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

      ITEM 9.  UNDERTAKINGS.

            (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the
         Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

                                      * * *

            (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Madison, State of New Jersey, on this 22nd day of January, 1998.


                                          CLEARVIEW CINEMA GROUP, INC.


                                          By:  /S/ A. DALE MAYO
                                               ----------------------------
                                               A. Dale Mayo
                                               Chairman of the Board, President,
                                                 and Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Dale Mayo his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

      SIGNATURE                CAPACITY                           DATE

/S/ A. DALE MAYO
---------------------
A. Dale Mayo               Chairman of the Board,              January 22, 1998
                           President, Chief Executive
                           Officer, and a Director
                           (Principal Executive Officer)

/S/ JOAN M. ROMINE
--------------------
 Joan M. Romine            Treasurer and Chief Financial       January 22, 1998
                           Officer (Principal Financial
                           and Accounting Officer)


/S/ SUEANNE HALL MAYO
---------------------
  Sueanne Hall Mayo        Vice President - Management         January 22, 1998
                           Information Systems,
                           Secretary, and a Director

/S/ WAYNE L.CLEVENGER
----------------------
Wayne L. Clevenger         Director                            January 22, 1998


/S/ ROBERT G. DAVIDOFF
-----------------------
 Robert G. Davidoff        Director                            February 3, 1998


/S/ BRETT E. MARKS
----------------------
Brett E. Marks             Director                            January 21, 1998


/S/ DENIS NEWMAN           Director                            January 22, 1998
----------------------
 Denis Newman

/S/ PHILIP GETTER          Director                           February 5, 1998
------------------
Philip Getter

                                  EXHIBIT INDEX

     EXHIBIT NO.               DESCRIPTION                SEQUENTIAL PAGE NUMBER


         4.1       Amended and Restated Certificate of                --
                   Incorporation of Clearview Cinema Group,
                   Inc. (incorporated by reference to
                   Exhibit 3.01(b) to Amendment No. 2 to
                   the Registrant's Registration Statement
                   on Form SB-2, filed with the Commission
                   on May 29, 1997 (File No. 333-27819)).
         4.2       Amended and Restated By-laws of                    --
                   Clearview Cinema Group, Inc.
                   (incorporated by reference to Exhibit
                   3.02(b) to Amendment No. 2  to the
                   Registrant's Registration Statement on
                   Form SB-2, filed with the Commission on
                   May 29, 1997 (File No. 333-27819)).
         5.1       Opinion of Herbert L. Klein, General               --
                   Counsel & Secretary of the Registrant,
                   as to the legality of the shares being
                   registered.

        23.1       Consent of Wiss & Company, LLP.                    --

        23.2       Consent of Herbert L. Klein, General               --
                   Counsel & Secretary of the Registrant
                   (included in Opinion filed as Exhibit 5.1).

        24.1       Power of Attorney (set forth on the
                   signature page of this Registration                --
                   Statement).